SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549

                       ___________________

                             Form 8-K


                          CURRENT REPORT


                Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934



   Date of Report (Date of earliest event reported):   11-30-98



                 AMERON INTERNATIONAL CORPORATION
      (Exact name of registrant as specified in its charter)



         Delaware                      1-9102          77-0100596
(State or other jurisdiction         (Commission      (IRS Employer
of Incorporation)                     File Number)    Identification No.)

              245 South Los Robles Ave., Pasadena, California     91101
                (Address of principal executive offices)        (Zip Code)


            Registrant's telephone number, including area code:
                              (626) 683-4000

Item 5.   Other Events

The attached announcement was released to the news media on November 30, 1998.

N E W S   R E L E A S E
                                                          November 30, 1998


Offices:
James S. Marlen, Chairman, President & Chief Executive Officer
Gary Wagner, Senior Vice President, Chief Financial Officer
Telephone:  626-683-4000


                       AMERON ANNOUNCES SALE OF ITS
                      STAKE IN GIFFORD-HILL-AMERICAN

     PASADENA, Calif. Ameron International Corporation ("Ameron") (NYSE: AMN) and Cornerstone Construction & Materials, Inc. ("Cornerstone"), a subsidiary of Hanson PLC, announced today that Ameron has sold its 50% ownership of
Gifford-Hill-American ("GHA") to Cornerstone for $25 million in cash.   Prior
to the sale, Ameron and Cornerstone each owned 50% of GHA, a leading supplier of concrete, pressure pipe in Texas.

     "This transaction represents a significant step toward Ameron's strategic objective of repositioning and refocusing the Company," said James S. Marlen, Ameron's Chairman, President and Chief Executive Officer. "Our direction is to expand in the areas of high-performance coatings and finishes, fiberglass-composite pipe systems and related products. We continue to concentrate our resources on those businesses which capitalize on our core competencies and to pursue growth opportunities with value-added products on a global basis. While we have enjoyed our relationship with the managements of both GHA and Cornerstone, we also have a preference in the U.S. for wholly-owned operations. Ameron will retain its core, wholly-owned concrete and steel pipe operations, which have a leading presence in the engineered, pressure-pipe market in the western United States.

     "We previously announced our intention to seek a buyer for Ameron's 50% ownership of TAMCO. The sales of GHA and TAMCO are significant milestones that will change the character and focus of Ameron. The sale of TAMCO, which is the largest steel mini-mill in Southern California with 1998 sales expected to be approximately $145 million, is proceeding on schedule."

     Ameron accounted for GHA under the equity method of accounting. Ameron received pretax dividends from GHA totaling $2.3 million in 1998 and $1.1 million in 1997. The sale of GHA, while not expected to have a material impact on Ameron's financial results in future years, will result in a material gain in fiscal 1998. The gain on the sale of GHA will be partially offset by unrelated, nonrecurring charges, which are principally non-cash.

     Ameron is a leading producer of high-performance coatings and finishes; fiberglass-composite pipe systems; concrete and steel pipe systems; and specialized construction products. Ameron operates businesses in North America, South America, Europe, Asia and Australasia.

     Cautionary statement for purposes of the "Safe Harbor" provisions of The Private Securities Litigation Reform Act of 1995: Any statements in this report that refer to Ameron's estimated or anticipated future results are forward-looking and reflect the Company's current analysis of existing trends and information. Actual results may differ from current expectations based on a number of factors affecting Ameron's businesses, including competitive conditions and changing market situations. Matters affecting the economy generally, including the state of economics worldwide, can affect Ameron's results. Forward-looking statements represent the Company's judgment only as of the date of this report. Since actual results could differ materially, the reader is cautioned not to rely on these forward-looking statements. Moreover, Ameron disclaims any intent or obligation to update these forward-looking statements.











                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                       AMERON INTERNATIONAL CORPORATION



Date: December 11, 1998                By: ---------------------------------
                                           Javier Solis
                                           Senior Vice President and Secretary